EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                             State or Other
                             Jurisdiction of                   Names Under Which
                            Incorporation or                    Subsidiary Does
     Name of Subsidiary       Organization   Ownership Interest     Business
     ------------------       ------------   ------------------     --------

Special Control Systems, Inc.     Ohio              100%              Same